Exhibit 99.1

Earnings Conference Call November 3, 2021 8:00 a.m. CT 1 (800) 446-1671 (within North America) 1 (847) 413-3362 (outside of North America) Webcast: ir.dnow.com

NOW Inc. Reports Third Quarter 2021 Results

HOUSTON, TX, November 3, 2021 - NOW Inc. (NYSE: DNOW) announced results for the third quarter ended September 30, 2021.

Third Quarter 2021 Financial Highlights

•	Revenue was $439 million for the third quarter of 2021

•	Net income was $5 million and non-GAAP net income excluding other costs was $6 million for the third quarter of 2021

•	Diluted earnings per share was $0.05 and non-GAAP diluted earnings per share excluding other costs was $0.05 for the third quarter of 2021

•	Non-GAAP EBITDA excluding other costs for the third quarter of 2021 was $15 million

•	Cash and cash equivalents was $312 million and long-term debt was zero at September 30, 2021

•	Free cash flow for the third quarter of 2021 was $22 million

David Cherechinsky, President and CEO of NOW Inc., added, “I am delighted to report this quarter that the Company once again achieved solid results with better-than-expected sequential revenue growth of 10 percent, a third consecutive quarter of record-breaking gross margins and EBITDA excluding other costs of $15 million, well above expectations. Our strategic execution accelerated these results and generated $22 million in free cash flow in a period where we would have historically consumed cash.

Despite facing the pervasive effects of the continued worldwide pandemic, particularly global supply chain disruptions, product scarcity, industry labor shortages and elevated transportation costs, our global DNOW team delivered as a reliable source of critical products and services for our customers amid growing demand.

Looking ahead to full-year 2021 results, we expect revenue to be largely unchanged from full-year 2020. However, with stronger gross margins and a now much leaner cost structure, we anticipate full-year 2021 EBITDA improvement over full-year 2020 to be near $90 million, representing a fundamental shift in the capabilities of the Company and its earnings potential, laying the groundwork for a strong 2022.”

Prior to the earnings conference call a presentation titled “NOW Inc. Third Quarter 2021 Key Takeaways” will be available on the Company’s Investor Relations website.

About NOW Inc.

NOW Inc. is one of the largest distributors to energy and industrial markets on a worldwide basis, with a legacy of over 150 years. NOW Inc. operates primarily under the DistributionNOW and DNOW brands. Through its network of approximately 195 locations and 2,400 employees worldwide, NOW Inc. offers a comprehensive line of products and solutions for the upstream, midstream and downstream energy and industrial sectors. Our locations provide products and solutions to exploration and production companies, energy transportation companies, refineries, chemical companies, utilities, manufacturers and engineering and construction companies.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by NOW Inc. with the U.S. Securities and Exchange Commission, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

Contact:

Mark Johnson

Senior Vice President and Chief Financial Officer

(281) 823-4754

NOW INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	September 30,	December 31,
	2021	2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$312	$387
Receivables, net	299	198
Inventories, net	244	262
Prepaid and other current assets	19	14

Total current assets	874	861
Property, plant and equipment, net	115	98
Deferred income taxes	1	1
Goodwill	66	—
Intangibles, net	11	—
Other assets	37	48

Total assets	$1,104	$1,008

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$243	$172
Accrued liabilities	105	95
Other current liabilities	27	5

Total current liabilities	375	272
Long-term operating lease liabilities	17	25
Other long-term liabilities	13	12

Total liabilities	405	309
Commitments and contingencies
Stockholders’ equity:
Preferred stock - par value $0.01; 20 million shares authorized; no shares issued and outstanding	—	—
Common stock - par value $0.01; 330 million shares authorized; 110,558,831 and 109,951,610 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	1	1
Additional paid-in capital	2,059	2,051
Accumulated deficit	(1,215)	(1,208)
Accumulated other comprehensive loss	(146)	(145)

Total stockholders’ equity	699	699

Total liabilities and stockholders’ equity	$1,104	$1,008

NOW INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In millions, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2021	2020	2021	2021	2020
Revenue	$439	$326	$400	$1,200	$1,300
Operating expenses:
Cost of products	343	264	315	944	1,053
Warehousing, selling and administrative	86	83	85	250	310
Impairment charges	—	—	—	4	320

Operating profit (loss)	10	(21)	—	2	(383)
Other expense	(3)	—	(1)	(5)	(2)

Income (loss) before income taxes	7	(21)	(1)	(3)	(385)
Income tax provision (benefit)	2	1	1	4	(2)

Net income (loss)	$5	$(22)	$(2)	$(7)	$(383)

Earnings (loss) per share:
Basic earnings (loss) per common share	$0.05	$(0.20)	$(0.02)	$(0.06)	$(3.50)

Diluted earnings (loss) per common share	$0.05	$(0.20)	$(0.02)	$(0.06)	$(3.50)

Weighted-average common shares outstanding, basic	111	109	110	110	109

Weighted-average common shares outstanding, diluted	111	109	110	110	109

NOW INC.

SUPPLEMENTAL INFORMATION

BUSINESS SEGMENTS (UNAUDITED)

(In millions)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2021	2020	2021	2021	2020
Revenue:
United States	$312	$228	$296	$860	$929
Canada	68	42	51	177	161
International	59	56	53	163	210

Total revenue	$439	$326	$400	$1,200	$1,300

NOW INC.

SUPPLEMENTAL INFORMATION (CONTINUED)

U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) TO NON-GAAP RECONCILIATIONS

NET INCOME (LOSS) TO NON-GAAP EBITDA EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2021	2020	2021	2021	2020
GAAP net income (loss) (1)	$5	$(22)	$(2)	$(7)	$(383)
Interest, net	—	—	—	—	—
Income tax provision (benefit)	2	1	1	4	(2)
Depreciation and amortization	6	6	6	18	23
Other costs (2)	2	—	1	7	334

EBITDA excluding other costs	$15	$(15)	$6	$22	$(28)

EBITDA % excluding other costs (3)	3.4%	(4.6%)	1.5%	1.8%	(2.2%)

NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS) EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2021	2020	2021	2021	2020
GAAP net income (loss) (1)	$5	$(22)	$(2)	$(7)	$(383)
Other costs, net of tax (4) (5)	1	5	2	8	340

Net income (loss) excluding other costs (5)	$6	$(17)	$—	$1	$(43)

DILUTED EARNINGS (LOSS) PER SHARE TO NON-GAAP DILUTED EARNINGS (LOSS) PER SHARE EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2021	2020	2021	2021	2020
GAAP diluted earnings (loss) per share (1)	$0.05	$(0.20)	$(0.02)	$(0.06)	$(3.50)
Other costs, net of tax (4)	—	0.04	0.02	0.07	3.10

Diluted earnings (loss) per share excluding other costs (5)	$0.05	$(0.16)	$—	$0.01	$(0.40)

(1)

In an effort to provide investors with additional information regarding our results as determined by GAAP, we disclose various non-GAAP financial measures in our quarterly earnings press releases and other public disclosures. The non-GAAP financial measures include: (i) earnings before interest, taxes, depreciation and amortization (EBITDA) excluding other costs, (ii) net income (loss) excluding other costs and (iii) diluted earnings (loss) per share excluding other costs. Each of these financial measures excludes the impact of certain other costs and therefore has not been calculated in accordance with GAAP. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included in the schedules herein.

(2)

For the nine months ended September 30, 2021, other costs primarily included impairment charges and transaction-related expenses, which were included in operating profit, and the increase in the fair value of contingent consideration liabilities, which was included in other expense.

(3)	EBITDA % excluding other costs is defined as EBITDA excluding other costs divided by Revenue.
(4)

For the nine months ended September 30, 2021, other costs, net of tax, primarily included expenses of $1 million from changes in the valuation allowance recorded against the Company’s deferred tax assets and $7 million related to impairment charges and transaction-related expenses. The Company has excluded the impact of these items on its valuation allowance in computing net income (loss) excluding other costs.

(5)	Totals may not foot due to rounding.

4